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                                                                  Exhibit (f)(2)

                                AMENDMENT NO. 2
                                       TO
                             FUND OFFICE RETIREMENT
                         PROFIT-SHARING PLAN AND TRUST
                 FOR CHESTNUT STREET EXCHANGE FUND (the "Fund")

             (Effective as of January 1, 1998 (Second Restatement))

         WHEREAS, the Fund sponsors the Fund Office Retirement Profit-Sharing Plan and Trust Agreement (the "Plan");

         WHEREAS, Section 15 of the Plan provides that, with certain inapplicable limitations, the Fund may amend the Plan at any time;

         WHEREAS, the Fund desires to amend the Plan before January 1, 2004 to timely adopt the model amendment set forth in Revenue Procedure 2002-29, 2002-24 IRB 1176, and to comply with the final regulations issued under section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, the Plan is hereby amended as follows effective as of the dates set forth herein:

1.       A new Section 10.7 is added to the Plan as follows:

10.7 Minimum Distribution Requirements. This Section 10.7 sets forth the applicable model amendment set forth in Revenue Procedure 2002-29 that reflects the final and temporary Code section 401(a)(9) regulations published in 2002 in the Federal Register:

         (a) Effective Date. The provisions of this Section 10.7 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

         (b) Precedence. The requirements of this Section shall take precedence over any inconsistent provisions of the Plan.

         (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

         (d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

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         (e)      Time and Manner of Distribution.

                  (i) Required Beginning Date. The Participant's entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

                  (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest shall be distributed, or begin to be distributed, no later than as follows:

                           (A) If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, except as otherwise provided in Subsection 10.5(b)(2), distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

                           (B) If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, except as otherwise provided in Subsection 10.5(b)(2), distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (D) If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 10.7(e)(ii) other than Subsection (e)(ii)(A), shall apply as if the surviving Spouse were the Participant.

                  For purposes of Subsections (e)(ii) and Section 10.7(g), unless Subsection 10.7(e)(ii)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection 10.7(e)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(ii)(A), the date distributions are considered to begin is the date distributions actually commence.

                  (iii) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Subsections 10.7(f) and (g). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the Treasury Regulations thereunder.

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         (f)      Required Minimum Distributions During Participant's Lifetime.

                  (i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount distributed for each Distribution Calendar Year shall be the lesser of:

                           (A) The quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                           (B) If the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

                  (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions shall be determined under this Subsection 10.7(f) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

         (g)      Required Minimum Distributions After Participant's Death.

                  (i)      Death On or After Date Distributions Begin.

                           (A)      Participant Survived by Designated
         Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                                    (I)      The Participant's remaining Life
                  Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                    (II)     If the Participant's surviving
                  Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

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                                    (III)    If the Participant's surviving
                  Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                           (B)      No Designated Beneficiary. If the
         Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (ii)     Death Before Date Distributions Begin.

                           (A)      Participant Survived by Designated
         Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant's death shall be the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Subsection 10.7(g)(i).

                           (B)      No Designated Beneficiary. If the
         Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (C)      Death of Surviving Spouse before
         Distributions to Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 10.7(e)(ii)(A), this Subsection
         (g)(ii)(C) shall apply as if the surviving Spouse were the Participant.

         (h) Definitions. The following definitions shall apply for purposes of this subsection:

                  (i) "Designated Beneficiary" shall mean the individual who is designated as the Beneficiary under Section 11.2 and is the designated beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-1, Q&A-4.

                  (ii) "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which

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distributions are required to begin pursuant to Subsection 10.7(e). The required minimum distribution for the Participant's first Distribution Calendar Year shall be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

                  (iii) "Life Expectancy" shall mean Life Expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9.

                  (iv) "Participant's Account Balance" shall mean the Participant's Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

                  (v) "Required Beginning Date" shall mean the Required Beginning Date as defined at Section 10.6(f).

         IN WITNESS WHEREOF, the Fund has caused this Amendment No. 2 to the Plan to be executed this 18th day of December 2003.

[SEAL]                                       CHESTNUT STREET EXCHANGE FUND

Attest: ------------------------------       By: /s/ Edward J. Roach
                                                 --------------------------

                                             Name: Edward J. Roach

                                             Title: President

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